Exhibit 4.1.2

AMENDMENT NO. 2 TO THE

FIFTH AMENDED AND RESTATED

DECLARATION OF TRUST AND TRUST AGREEMENT

OF

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

This Amendment No. 2 (“Amendment No. 2”) to the Fifth Amended and Restated Declaration of Trust and Trust Agreement, dated as of February 23, 2015, as amended on June 20, 2016 (the “Declaration of Trust”) of PowerShares DB DB Multi-Sector Commodity Trust (the “Trust”) by and among the undersigned, on its own behalf and as Managing Owner (the “Managing Owner”) of the Trust and as Attorney-in-Fact for all of the Limited Owners of the Trust, and Wilmington Trust Company, as Trustee.

WHEREAS, the Managing Owner wishes to amend the Declaration of Trust pursuant to Section 11.1(b)(iii) thereof to (i) reflect changes to the name of the Managing Owner and (ii) reflect changes to the names of the Trusts and series thereof.

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Declaration of Trust is amended as follows:

1.	Effective as of June 4, 2018, Section 1.1 shall be amended as follows:

(a)	The definition of “Managing Owner” shall be deleted in its entirety and replaced with the following:

““Managing Owner” means Invesco Capital Management LLC, or any substitute therefor as provided herein, or any successor thereto by merger or operation of law.”

(b)	The definition of “Trust” shall be deleted in its entirety and replaced with the following:

“““Trust” means Invesco DB Multi-Sector Commodity Trust, a Delaware statutory trust formed in separate series pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.”

2.	Effective as of June 4, 2018, Section 1.2(a) shall be deleted in its entirety and replaced follows:

“(a) The name of the Trust is “Invesco DB Multi-Sector Commodity Trust” in which name the Trustee and the Managing Owner may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.”

3.	Effective as of June 4, 2018, the list of seven initial series appearing in Section 3.2(a) deleted in its entirety and replaced follows:

“Invesco DB Energy Fund;

Invesco DB Oil Fund;

Invesco DB Precious Metals Fund;

Invesco DB Gold Fund;

Invesco DB Silver Fund;

Invesco DB Base Metals Fund; and

Invesco DB Agriculture Fund”

4.	Effective as of June 4, 2018, all other references to Invesco PowerShares Capital Management LLC, PowerShares DB Multi-Sector Commodity Trust, PowerShares DB Energy Fund, PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Gold Fund, PowerShares DB Silver Fund, PowerShares DB Base Metals Fund, and PowerShares DB Agriculture Fund appearing in the Declaration of Trust, including any Exhibits, Attachments or Annexes thereto, shall be replaced as indicated below:

Original Name	New Name
Invesco PowerShares Capital Management LLC	Invesco Capital Management LLC
PowerShares DB Multi-Sector Commodity Trust	Invesco DB Multi-Sector Commodity Trust
PowerShares DB Agriculture Fund	Invesco DB Agriculture Fund
PowerShares DB Base Metals Fund	Invesco DB Base Metals Fund
PowerShares DB Energy Fund	Invesco DB Energy Fund
PowerShares DB Gold Fund	Invesco DB Gold Fund
Powershares DB Oil Fund	Invesco DB Oil Fund
PowerShares DB Precious Metals Fund	Invesco DB Precious Metals Fund
PowerShares DB Silver Fund	Invesco DB Silver Fund

5.	This Amendment No. 2 to the Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware.

6.	Terms used but not otherwise defined herein shall have the meaning ascribed to such term in the Declaration of Trust, as amended.

Remainder of page left blank intentionally.

IN WITNESS WHEREOF, this Amendment No. 2 has been executed for and on behalf of the undersigned as of the 4th day of June, 2018.

Invesco Capital Management LLC (f/k/a Invesco PowerShares Capital Management LLC), as Managing Owner

By:	/s/ Daniel Draper
Name: Daniel Draper Title: Chief Executive Officer

Acknowledged: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee of the Fund

By:	/s/ David B. Young
Name: David B. Young Title: Vice President

[Signature Page to Amendment No.2 to Multi-Sector Fifth Amended and Restated Declaration of Trust]